Exhibit 99.1

International Seaways Expands VLCC Fleet Through Strategic Combination with Bruton Limited.

Agrees to Acquire 50.5% Interest Directly from Bruton Shareholders

Executes Transaction Agreement to Acquire Remaining Shares of Bruton Limited by Merger

Announces Preliminary Third Quarter 2026 Results

NEW YORK--(BUSINESS WIRE)-- International Seaways, Inc. (NYSE: INSW) (the “Company,” “Seaways,” or “INSW”), one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products, today announced the execution of agreements to acquire Bruton Limited (OSL: BRUT) (“Bruton”), in a series of transactions that values Bruton at approximately $370 million.

The transaction combines Bruton’s 4 VLCC vessels, including newbuildings, with Seaways diversified fleet of approximately 70 vessels across both the crude and product segments.

Seaways has entered into exchange agreements with Bruton shareholders holding approximately 50.5% of Bruton’s outstanding common shares, to immediately acquire those shares in exchange for 0.0519 INSW shares for each Bruton share held (the “First-Step Exchange”). The First-Step Exchange transactions are expected to settle on or about October 20, 2026.

Seaways has also entered into a definitive transaction agreement with Bruton, pursuant to which Company will acquire all of the Bruton shares that remain outstanding following the completion of the First-Step Exchange in a cash and stock merger (the “Merger” and, together with the First-Step Exchange, the “Transactions”). Seaways expects to issue approximately 3.12 million INSW shares in the Transactions, representing approximately 96% of the aggregate consideration payable in the Transactions, with the remainder settled in cash.

Bruton will hold a special meeting of shareholders on or about October 30, 2026, to vote on the proposed Merger. The Bruton shareholders party to the First-Step Exchange have agreed to vote their shares in favor of the Merger. The Merger is expected to close promptly following the Bruton special meeting of shareholders, subject to the satisfaction of other customary closing conditions. Additional details with respect to the structure of the Transactions will be included in the Company’s current report on Form 8-K, expected to be filed today with the SEC.

Lois K. Zabrocky, International Seaways President and CEO commented, “We're excited about the opportunity to expand and modernize our fleet through this accretive transaction with Bruton. The transaction underscores our disciplined approach to growth. Following completion of the transaction, Seaways will remain well-positioned to continue executing on our growth strategy, generating attractive returns and creating long-term value for our shareholders.”

Preliminary Third Quarter 2026 Results

The Company also today announced selected preliminary financial results for the third quarter of 2026.

Based on information currently available, the Company expects:

•	Shipping Revenues and Other Operating Revenues of approximately $480-$490 million
•	Net income of approximately $340-$350 million, which includes a gain on the sale of a 2012-built Suezmax of approximately $50 million
•	Total Liquidity was approximately $965 million as of September 30, 2026, including cash (and short-term investments) of $455 million and $510 million of undrawn revolving credit capacity.

Results for the third quarter were driven primarily by strong market conditions that resulted in blended spot earnings of approximately $68,000 per day compared to $79,000 per day in the second quarter of 2026 and $29,000 per day in the third quarter of 2025. During the first three weeks of the fourth quarter, the Company has fixed blended spot earnings of approximately $180,000 per day on about 37% of expected fourth quarter revenue days. Blended spot earnings exclude revenues associated with profit-share components of the Company’s time charters.

These preliminary results are based on management's initial review of operations for the quarter and are subject to completion of the Company's financial closing procedures. Actual results may differ from these preliminary estimates and will be reported in the Company's full earnings release on November 5, 2026.

Advisors

Moelis & Company LLC and Clarksons Securities AS acted as financial advisors, and Wachtell, Lipton, Rosen & Katz, Schjødt and Carey Olsen acted as legal advisors, to Seaways. Morgan Stanley & Co. LLC and Pareto Securities AS acted as financial advisors, and Ro Sommernes and Conyers Dill & Pearman LLP acted as legal advisors, to Bruton.

Important Information Regarding the Transactions

The proposed Merger involves the acquisition of the securities of a non-U.S. company (Bruton, a Bermuda company whose securities are admitted to trading on Euronext Growth Oslo). The Merger is subject to disclosure and procedural requirements of foreign countries that are different from those of the United States. You should be aware that Seaways will acquire Bruton shares in the First-Step Exchange and may also purchase securities otherwise than pursuant to the Merger, such as in open market or privately negotiated purchases.

The issuance of Seaways shares in the Merger will be made in reliance on an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 802 thereunder. In accordance with this exemption, with respect to the new Seaways shares to be issued in the Merger, Seaways will furnish to the U.S. Securities and Exchange Commission (the “SEC”) on Form CB any informational document it publishes or otherwise disseminates to holders of Bruton shares in connection with the Merger.

Investors and holders of Bruton shares are urged to read the Form CB, information documents and all other relevant documents furnished with the SEC in connection with the Merger, as well as any amendments or supplements to those documents. You are able to obtain a free copy of the Form CB and any other informational documents, as well as other related documents, at the SEC’s website (www.sec.gov).

The receipt of the Seaways common stock and/or cash consideration in connection with the Transactions may be a taxable transaction for U.S. federal income tax purposes and under applicable state, local, foreign and other tax laws. Shareholders are urged to consult their own tax advisors regarding the tax consequences of the transactions.

Neither the SEC nor any U.S. state securities commission has approved or disapproved the securities to be issued in connection with the Transactions, passed upon the merits or fairness of the Merger, or passed upon the accuracy or adequacy of this press release. Any representation to the contrary is a criminal offense.

This press release shall not constitute an offer to purchase or a solicitation of an offer to sell any securities, or a solicitation of a proxy or consent of any securityholder of any person in any jurisdiction any securities, nor shall there be any such offers, solicitations or sales in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the proposed transactions between the Company and Bruton, including the anticipated timing, structure, completion and benefits of the proposed transactions, as well as statements regarding the Company’s preliminary financial results, expected operating performance, earnings, liquidity, market conditions and future opportunities, are forward-looking statements.

Forward-looking statements are based on current expectations, estimates and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include, among others, the failure to satisfy closing conditions to the proposed transactions (including Burton shareholder approval), the failure to realize anticipated benefits of the proposed transactions, changes in tanker charter rates, vessel values, fuel prices, worldwide trading conditions, economic and geopolitical developments, changes in applicable laws and regulations, the performance of counterparties and the other risks described in the Company’s filings with the SEC.

The preliminary financial information included in this press release reflects management’s current estimates based on information available as of the date hereof, remains subject to the completion of the Company’s financial closing procedures and review process, and may differ from the Company’s final reported results.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.